Exhibit 24

UNION PACIFIC CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT WE, the undersigned directors of Union Pacific Corporation, a Utah corporation (the Corporation), do hereby appoint JOHN J. KORALESKI, DIANE K. DUREN, and JAMES J. THEISEN, JR., and each of them acting individually, as my true and lawful attorney-in-fact and agent, each with power to act without the other, with full power of substitution, to execute, deliver and file, for and on my behalf, and in my name and in my capacity as a Director, a Registration Statement on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, and all other amendments (including post-effective amendments) to such Registration Statement (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), with respect to the issuance of debentures, notes, and other debt obligations, common stock, preferred stock, common stock issuable upon exchange or conversion of debt obligations or preferred stock which, by their terms, are exchangeable for or convertible into common stock, warrants or rights to purchase debt obligations or preferred stock, and foreign exchange warrants of the Corporation, hereby granting to such attorneys and agents and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney or attorneys and agents may deem necessary or advisable to carry out fully the intent of the foregoing as I might or could do personally or in my capacity as Director, hereby ratifying and confirming all acts and things which such attorney or attorneys and agents or their substitutes may do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 5, 2015.

/s/ Andrew H. Card, Jr.	/s/ Charles C. Krulak
Andrew H. Card, Jr.	Charles C. Krulak

/s/ Erroll B. Davis, Jr.	/s/ Michael R. McCarthy
Erroll B. Davis, Jr.	Michael R. McCarthy

/s/ David B. Dillon	/s/ Michael W. McConnell
David B. Dillon	Michael W. McConnell

/s/ Judith Richards Hope	/s/ Thomas F. McLarty III
Judith Richards Hope	Thomas F. McLarty III

/s/ John J. Koraleski	/s/ Steven R. Rogel
John J. Koraleski	Steven R. Rogel

/s/ Jose H. Villarreal
Jose H. Villarreal